EXHIBIT 99.2

Sovereign to Acquire Waypoint Financial Corp.

A franchise enhancing transaction into South-Central Pennsylvania and Northern
Maryland; accretive to earnings in first year.

Philadelphia, PA and Harrisburg, PA, March 9 /PRNewswire/ — Sovereign Bancorp, Inc. (“Sovereign”) (NYSE: SOV), parent company of Sovereign Bank, announced today that it has reached a definitive agreement to acquire Waypoint Financial Corp. (“Waypoint”) (Nasdaq: WYPT). Waypoint is a $5.3 billion bank holding company headquartered in Harrisburg, Pennsylvania, which operates 65 community banking offices serving 10 counties in South-Central Pennsylvania and Northern Maryland.

The transaction, valued at approximately $980 million, provides Sovereign with a strong market share in contiguous counties to which it currently serves. Waypoint’s primary Pennsylvania service area includes Dauphin, Cumberland, York, Lancaster and Lebanon counties. In terms of deposits, it ranks #1 in Dauphin County, #2 in York County and #3 in Cumberland County. In Maryland, Waypoint serves Washington, Harford and Baltimore counties. Waypoint’s primary banking markets have enjoyed a stable economic base and have performed and are expected to perform better than the state of Pennsylvania, the Philadelphia MSA and the national economy.

“We are very excited about this opportunity. This acquisition improves Sovereign’s position as the second largest bank headquartered in Pennsylvania and improves its market share position in the entire state of Pennsylvania to #5. It also creates leading market share positions in new and contiguous micro-markets,” stated Jay S. Sidhu, Sovereign’s Chairman and Chief Executive Officer. “This acquisition meets our acquisition criteria: it is accretive to earnings per share, we remain on track for our 2005 capital goals and it adds to our core franchise. Waypoint has a business model emphasizing low risk retail and commercial banking which is of a manageable size to facilitate integration. By banking with Sovereign, Waypoint’s customers will soon have access to products and services such as Red Carpet Service guarantees, free checking, cash management, capital markets, commercial lending and government banking. In addition, there are meaningful cost savings due to branch overlap and economies of scale.”

David E. Zuern, President and CEO of Waypoint said, “We are excited about joining Sovereign, a Pennsylvania based company with a very similar commitment to a performance culture focused on customers, employees and community as well as shareholders. We expect to continue to offer an even broader array of products delivered with the same flexibility, responsiveness and local decision making that our customers expect.”

Under the terms of the agreement, shareholders of Waypoint will be entitled to receive $28.00 in cash, 1.262 shares of Sovereign common stock, or a combination thereof per share, subject to election and allocation procedures which are intended to ensure that, in the aggregate, 70% of the Waypoint shares will be exchanged for Sovereign common stock and 30% will be exchanged for cash. If elections for stock exceed 70% or elections for cash exceed 30%, Sovereign can require Waypoint shareholders to accept more stock or cash, in order to preserve the basic 70% stock, 30% cash feature.

The merger is subject to approval by various regulatory agencies and Waypoint shareholders. Sovereign anticipates that the transaction will close in the fourth quarter of 2004.

A live call for analysts/investors only will be held today, Tuesday, March 9, 2004, beginning at 9:30 a.m. ET to discuss this transaction. Interested parties can participate by dialing 1-800-464-9103. The analyst/investor call replay can be accessed anytime from 12:00 pm ET on March 9, 2004 through 12:00 a.m. ET on March 16, 2004 by dialing 1-800-642-1687, confirmation ID# 6040419. A press conference will be held at 10:30 a.m., interested parties may participate by dialing 1-877-625-9192.

An electronic presentation can be accessed beginning Tuesday, March 9, 2004 at 8:30 am at www.sovereignbank.com =>Investor Relations=>Presentations. The presentation serves as a reference and summary for the live call.

About Sovereign Bancorp

Sovereign Bancorp, Inc., (“Sovereign”) (NYSE: SOV), headquartered in Philadelphia, Pennsylvania, is the parent company of Sovereign Bank, a $45 billion financial institution with 535 community banking offices, nearly 1,000 ATMs and about 8,300 team members in Connecticut, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, and Rhode Island. In addition to full-service retail banking, Sovereign offers a broad array of financial services and products including business and corporate banking, cash management, capital markets, trust and wealth management, and insurance. Sovereign, pro forma for acquisitions, is one of the top 20 largest banking institutions in the United States. For more information on Sovereign Bank, visit www.sovereignbank.com or call 1-877-SOV-BANK.

About Waypoint Financial Corp. Waypoint Financial Corp. is a $5.3 billion bank holding company whose primary operating subsidiary is Waypoint Bank, which is headquartered in Harrisburg, Pennsylvania with a network of 65 branches. Waypoint Bank operates 57 branches in Dauphin, York, Lancaster, Cumberland, Franklin, Lebanon, Adams, and Centre counties in Pennsylvania and 8 branches in Baltimore, Harford and Washington counties in northern Maryland. Waypoint offers a full range of financial services including banking for retail, commercial and small business customers, mortgages, trust and investment, brokerage, and insurance services to more than 120,000 household and business customers.

-END-

Note:

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Sovereign’s management uses the non-GAAP measures of Operating Earnings and Cash Earnings, and the related per share amounts, in their analysis of the company’s performance. These measures, as used by Sovereign, adjust net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature or are associated with acquiring and integrating businesses, and certain non-cash charges. Operating earnings represent net income adjusted for the after-tax effects of merger-related and integration charges and the loss on early extinguishment of debt. Cash earnings are operating earnings excluding the after-tax effect of amortization of intangible assets and stock-based compensation expense associated with stock options, restricted stock, bonus deferral plans and ESOP awards. Since certain of these items and their impact on Sovereign’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information in evaluating the operating results of Sovereign’s core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release contains statements of Sovereign’s strategies, plans, and objectives, as well as estimates of future operating results for 2004 and beyond for Sovereign Bancorp, Inc. as well as estimates of financial condition, operating efficiencies and revenue generation. These statements and estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company’s operations, pricing, products and services.

In addition, this press release and filing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the financial condition, results of operations and business of Sovereign Bancorp, Inc. pending consummation of the merger of Seacoast Financial Services Corporation with and into Sovereign and the merger of Waypoint Financial Corp. with and into Sovereign that are subject to various factors which could cause actual results to differ materially from such projections or estimates. Such factors include, but are not limited to, the following: (1) the respective businesses of Seacoast and Waypoint may not be combined successfully with Sovereign’s businesses, or such combinations may take longer to accomplish than expected; (2) expected cost savings from each of the mergers cannot be fully realized or realized within the expected timeframes; (3) operating costs, customer loss and business disruption following the mergers, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of each of the mergers may not be obtained, or adverse regulatory conditions may be imposed in connection with government approvals of the mergers, (5) the stockholders of Seacoast may fail to approve the merger of Seacoast with and into Sovereign and the shareholders of Waypoint may fail to approve the merger of Waypoint with and into Sovereign; (6) adverse governmental or regulatory policies may be enacted; (7) the interest rate environment may adversely impact the expected financial benefits of the mergers, and compress margins and adversely affect net interest income; (8) the risks associated with continued diversification of assets and adverse changes to credit quality; (9) competitive pressures from other financial service companies in Seacoast’s, Waypoint’s and Sovereign’s markets may increase significantly; and (10) the risk of an economic slowdown that would adversely affect credit quality and loan originations. Other factors that may cause actual results to differ from forward-looking statements are described in Sovereign’s filings with the Securities and Exchange Commission.

Additional Information About the Merger
 Sovereign and Waypoint will be filing documents concerning the merger with the Securities and Exchange Commission, including a registration statement on Form S-4 containing a prospectus/proxy statement which will be distributed to shareholders of Waypoint. Investors are urged to read the registration statement and the proxy statement/prospectus regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Investors will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Sovereign and Waypoint, free of charge on the SEC’s Internet site (http://www.sec.gov). In addition, documents filed by Sovereign with the SEC, including filings that will be incorporated by reference in the prospectus/proxy statement, can be obtained, without charge, by directing a request to Sovereign Bancorp, Inc., Investor Relations, 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610 (Tel: 610-988-0300). In addition, documents filed by Waypoint with the SEC, including filings that will be incorporated by reference in the prospectus/proxy statement, can be obtained, without charge, by directing a request to Waypoint Financial Corp., 235 North Second Street, Harrisburg, Pennsylvania 17101, Attn: Richard C. Ruben, Executive Vice President and Corporate Secretary (Tel: 717-236-4041). Directors and executive officers of Waypoint may be deemed to be participants in the solicitation of proxies from the shareholders of Waypoint in connection with the merger. Information about the directors and executive officers of Waypoint and their ownership of Waypoint common stock is set forth in Waypoint’s proxy statement for its 2003 annual meeting of shareholders, as filed with the SEC on April 21, 2003. Additional information regarding the interests of those participants may be obtained by reading the prospectus/proxy statement regarding the proposed merger transaction when it becomes available. INVESTORS SHOULD READ THE PROSPECTUS/PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.